Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Quest Resource Holding Corporation

Irving, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-193134), Form S-8 (No. 333-256207), and Form S-8 (No. 333-258858) of our report dated March 12, 2026, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona

March 12, 2026